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                                                                       EXHIBIT 5




                                 June 29, 1994



Enron Corp.
1400 Smith Street
Houston, Texas   77002

Gentlemen:

         As Senior Vice President and General Counsel of Enron Corp., a Delaware corporation (the "Company"), I am familiar with its Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offering by the "Selling Stockholders" named therein of up to 350,585 outstanding shares of the Company's Common Stock, par value $.10 per share (the "Common Stock").

         In connection therewith, I or attorneys on my legal staff acting under my direction have examined, among other things, the Restated Certificate of Incorporation and the By-laws of the Company, the corporate proceedings taken to date with respect to the authorization, issuance, and sale of the Common Stock, and such other documents as I or such attorneys have deemed necessary for the purpose of expressing the opinion contained herein.

         Based upon the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware; and

         2. The issuance of the shares of Common Stock covered by the Registration Statement has been duly authorized by all necessary corporate action, and such shares are validly issued, fully paid, and non-assessable.

         I am a member of the bar of the State of Texas. The opinion set forth above is limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and federal law.
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Enron Corp.
June 29, 1994
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         I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to me under "Validity of Common Stock" in the Prospectus included in the Registration Statement. By giving such consent I do not admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                        Very truly yours,


                                        JAMES V. DERRICK, JR.